Exhibit 99.1

FOR IMMEDIATE RELEASE

ALCO STORES, INC. ANNOUNCES PLANS TO VOLUNTARILY DELIST

ITS STOCK IF MERGER IS APPROVED

Coppell, TX (October 21, 2013) — ALCO Stores, Inc. (Nasdaq: ALCS) (the “Company”) today announced its intention to voluntarily delist its common stock from the NASDAQ Stock Market (“NASDAQ”) on or about October 31, 2013. The delisting of the Company’s shares is subject to stockholder approval of the proposed merger with an affiliate of Argonne Capital Group, LLC (“Argonne”). The proposed merger was previously announced on July 25, 2013, and a special meeting of stockholders is scheduled for October 30, 2013.

If the Company’s stockholders vote to approve the proposed merger, the Company anticipates consummating the merger on or about October 31, 2013. If the proposed merger is consummated, the Company will become a wholly-owned subsidiary of an affiliate of Argonne and the Company’s common stock will cease to be publicly traded.

In the event the Company’s stockholders approve the proposed merger, the Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) on or about October 31, 2013 to effect the voluntary delisting of its common stock from NASDAQ. The official delisting of the Company’s common stock will become effective approximately ten days thereafter.

About ALCO Stores, Inc.

Founded in 1901, ALCO Stores, Inc. is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America. The Company has 209 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices. ALCO is proud to have continually provided friendly, personal service to its customers for the past 112 years. ALCO has its distribution center in Abilene, Kansas, and is in the process of moving its headquarters from Abilene to suburban Dallas, Texas. To learn more about the Company visit www.ALCOstores.com.

Forward-looking statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the proposed merger. Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and the Company’s performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the merger agreement may be terminated in circumstances that require the Company to pay Mallard Parent, LLC (“Parent”) a termination fee of up to $2.25 million or reimbursement of Parent’s expenses of up to $1 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of Parent to obtain the necessary equity and debt financing to complete the merger; (v) the effect of the announcement of the merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger.  Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2013, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Additional Information and Where to Find It

In connection with the proposed merger, on October 1, 2013, the Company filed with the SEC a definitive proxy statement on Schedule 14A. On or about October 2, 2013, the Company mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Investor Relations portion of the Company’s website, www.alcostores.com, or by requesting them in writing or by telephone from the Company at ALCO Stores, Inc., Attn: Corporate Secretary, 751 Freeport Parkway, Coppell, Texas 75019, (469) 322-2900.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 10, 2013. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

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For more information, contact:

Wayne S. Peterson

Senior Vice President — Chief Financial Officer

469-322-2900 ext. 1071

email: wpeterson@alcostores.com

or

Debbie Hagen

Hagen and Partners

913-642-6363

email: dhagen@hagenandpartners.com